                                                  Exhibit 21

                 SUBSIDIARIES OF REGISTRANT

             Name                     State of Incorporation
             ----                     ----------------------

 Cerner Corporation Pty Limited      New South Wales (Australia)

    Cerner Deutschland GmbH                   Germany

       Cerner FSC, Inc.                       Barbados

 Cerner Health Connections, Inc.              Delaware

   Cerner Health Facts, Inc.                  Delaware

    Cerner HealthWise, Inc.                   Delaware

  Cerner International, Inc.                  Delaware

        Cerner Limited                     United Kingdom

Cerner Performance Logistics, Inc.            Delaware

    Cerner Properties, Inc.                   Delaware

   Cerner Singapore Limited                   Delaware

   Cerner (Malaysia) Sdn Bnd                  Malaysia

    Cerner Canada Limited                     Delaware

Multum Information Services, Inc.             Delaware
